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                                                                    EXHIBIT 5.1

                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   ATTORNEYS AT LAW

                      A REGISTERED LIMITED LIABILITY PARTNERSHIP
                         INCLUDING PROFESSIONAL CORPORATIONS

                                  590 MADISON AVENUE
                                  NEW YORK, NY 10022
                                    (212) 872-1000
                                  FAX (212) 872-1002




                                    July 22, 1997

The Wet Seal, Inc.
64 Fairbanks
Irvine, California 92718

Dear Sirs and Madams:

         We have acted as counsel to The Wet Seal, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of an additional 700,000 shares of Class A Common Stock, $.01 par value per share (the "Shares"), of the Company which may be issued upon exercise of stock options pursuant to the 1996 Long-Term Incentive Plan (the "Plan") of the Company.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

         1. The issuance of the Shares upon exercise of options granted under the Plan has been lawfully and duly authorized; and

         2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category


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of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,

                             /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.